UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 27, 2005

Verticalnet, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	000-25269	23-2815834
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

400 Chester Field Parkway, Malvern, Pennsylvania		19355
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 240-0600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

In July 2000, Verticalnet, Inc. ("Verticalnet") entered into an Opportunity Grant Program Contract with the Commonwealth of Pennsylvania, Department of Community and Economic Development ("PaDCED") whereby Verticalnet received a grant in the amount of $1.0 million from the PaDCED. The grant was conditioned upon, among other things, the creation of 1,000 full time jobs and that Verticalnet would operate in its former facility in Horsham, PA for at least five years. In July 2000, Atlas Commerce, Inc. ("Atlas") entered into an Opportunity Grant Program Contract with the PaDCED whereby Atlas received a grant in the amount of $400,000 from the Commonwealth, which amount was increased to $600,000 in June 2001. The grant was conditioned upon, among other things, the creation of 250 full time jobs and that Atlas would operate in its Malvern facility for at least five years. Both contracts contained a provision that required repayment of the grant amount in the event the conditions are not met. In December 2001, Verticalnet acquired Atlas via merger.

In September 2003, the PaDCED filed a Complaint-Civil Action in the Montgomery County Court of Common Pleas seeking to recover the total amount of the grant to Verticalnet.

On January 27, 2005, Verticalnet and Atlas entered into a Settlement and Release Agreement (the "Settlement Agreement") with the PaDCED, resolving (i) the above civil action between PaDCED and Verticalnet, and (ii) PaDCED's claims against Atlas. Pursuant to the Settlement Agreement, Verticalnet agreed to pay PaDCED an aggregate of $400,000, payable in four equal quarterly installments in full and complete satisfaction of PaDCED's claims against Verticalnet and Atlas. The first payment of $100,000 was made on January 27, 2005, and each successive payment of $100,000 will be due on April 1, July 1 and October 1, 2005.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01, above.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

10.1 Settlement and Release Agreement dated as of January 27, 2005, by and among Verticalnet, Inc., Atlas Commerce, Inc. and the Commonwealth of Pennsylvania, Department of Community and Economic Development.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verticalnet, Inc.

February 1, 2005	By:	Gene S. Godick

Name: Gene S. Godick
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Settlement and Release Agreement dated as of January 27, 2005, by and among Verticalnet, Inc., Atlas Commerce, Inc. and the Commonwealth of Pennsylvania, Department of Community and Economic Development.